Gulf Resources Announces Its Flood Prevention Plan

SHOUGUANG, China, Nov. 17, 2023 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that it has recently initiated its preventive measures for safeguarding its bromine facilities.

In 2018, Shouguang City experienced the devastating impact of Typhoon Winbiya, regarded as one of the most destructive typhoons in history, resulting in the region receiving 14.9 inches of rainfall. The overflow of three major reservoirs along the Mihe River led to extensive flooding in farmlands, residential zones, and industrial factories. All of the Company’s bromine factories, crude salt pans, and mining areas were seriously impacted. The Company incurred substantial expenses, amounting more than $40 millions of dollars, including write-offs , for road repairs, equipment replacement, salt pan reconstruction, and the re-drilling of flooded wells.

A year later, Typhoon Lekima struck Shouguang City, surpassing the destructive force of its predecessor. Once again, the Company had to spend more than $6 millions of dollars to rectify the aftermath, involving road repairs, equipment replacement, salt pan reconstruction, and the re-drilling of affected wells.

To mitigate similar damages in the future, the Company has commenced a flood prevention initiative. Our strategy involves the renovation of the channels of four major rivers within our mining area, encompassing the tributary of the Mihe River. The aim is to prevent flooding that could harm the wells, aqueducts and crude salt pans at our plant.

The projected expenditure for this initiative amounts to $50,497,652. As of the third quarter, ending on September 30, 2023, we disbursed $15,149,296 for the initial phase of this project.

Apart from reducing risk to surrounding regions, we anticipate three notable advantages from this flood prevention plan. It is expected to:

•	enhance the probability of obtaining approval to reopen factories #2 and #10;

•	enable the drilling of additional wells across our five operating factories, and

•	mitigate the risks and associated expenses related to future storms-induced flooding.

Given our company’s robust financial position and substantial cash resources, we believe the flood prevention program will yield favorable returns over the long-term.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. Through SHSI, the Company manufactures and sell crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact Data
CONTACT: Gulf Resources, Inc.
Web: http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)